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                                                                   EXHIBIT 10.45

                                    GUARANTY

      This Guaranty, made as of this 28th day of July, 2000, by Michael R. Forman and James J. Cotter (collectively, the "Guarantors") in favor of Citadel Cinemas, Inc. (including its successors and assigns, "Citadel Cinemas"), and Citadel Realty, Inc. (including its successors and assigns, "FeeSub" and, together with Citadel Cinemas, the "Beneficiaries").

                              W I T N E S S E T H:

      WHEREAS, Sutton Hill Capital, L.L.C. ("SHC") is acquiring certain interests in various theatre properties in New York City, including the option (the "Sutton/Murray Hill Fee Option") to acquire the fee interests in and to two of such properties (the "Sutton & Murray Hill Fees");

      WHEREAS, Citadel Cinemas is subleasing from SHC certain of the theatre properties, including the improvements and equipment located therein or thereon (collectively, the "Leased Interests"), pursuant to the provisions of a certain Lease Agreement, dated as of the date hereof (the "Lease Agreement"), between SHC, as lessor, and Citadel Cinemas, as lessee;

      WHEREAS, included in the Lease Agreement is an option in favor of Citadel Cinemas (the "Lease Option") to acquire from SHC the Leased Interests;

      WHEREAS, pursuant to an agreement, dated the date hereof (the "Fee Option Agreement"), between FeeSub and SHC, SHC is granting to FeeSub the right (the "Fee Option Right"), subject to the exercise by Citadel Cinemas of the Lease Option and payment by Citadel Cinemas of the exercise price under the Lease Option, to require SHC to exercise the Sutton/Murray Hill Fee Option and direct the delivery of title to the Sutton & Murray Hill Fees to or as directed by FeeSub, upon payment by FeeSub or its designee of the exercise price under the Sutton/Murray Hill Fee Option;

      WHEREAS, the Guarantors are indirect owners of the membership interest in SHC and will benefit by the execution and delivery by SHC of the Lease Agreement and the Fee Option Agreement;

      WHEREAS, it is the intention of the Guarantors in executing and delivering this Guaranty to (i) assure to Citadel Cinemas, if it exercises the Lease Option, that it will acquire title to the Leased Interests subject only to the Permitted Liens (as hereinafter defined) and (ii) assure to FeeSub, if it exercises the Fee Option Right, that no Insolvency or Liquidation Proceeding (as hereinafter defined) will cause to be stayed or otherwise impede such exercise and that, when and if it acquires title to the Sutton & Murray Hill Fees, there will be no Liens arising from any action of SHC or its Affiliates, except for Liens existing on the date hereof listed on Exhibit A attached hereto or liens resulting from a Tenant Event;

      NOW, THEREFORE, the Guarantors hereby agree, for the benefit of the Beneficiaries, as follows:

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      1. Unless otherwise defined herein, terms that are defined in the Lease
Agreement and used herein are so used as so defined. In addition, the following terms shall have the following meanings:

      "Bad Faith Determination" with respect to a Beneficiary Proceeding means the entry of one or more Final Orders (i) (a) dismissing such Beneficiary Proceeding if (I) neither Nationwide nor SHC consented to such Beneficiary Proceeding and at least one of Nationwide or SHC opposed such Beneficiary Proceeding and (II) such Final Order is based on a finding by the court that (A) in the case of a Beneficiary Proceeding under the Federal bankruptcy laws, the criteria in 11 U.S.C. ss.303(b) are not satisfied or (B) in any other case, the relevant statutory criteria for bringing such Beneficiary Proceeding are not satisfied and (b) finding that the Beneficiary or Beneficiaries or Affiliate of any Beneficiary which is a Petitioning Creditor in such Beneficiary Proceeding, at the time such petition or other action was filed or taken, initiated such Beneficiary Proceeding in "bad faith" (or words of similar import) or (ii) granting judgment against a Petitioning Creditor therein which is a Beneficiary under 11 U.S.C. ss.303(i)(2) (as any such statutory section referenced herein may hereafter be modified, restated or amended).

      "Beneficiaries" has the meaning set forth in the recitals hereto.

      "Beneficiary Proceeding" means an Insolvency or Liquidation Proceeding in which a Beneficiary or any Affiliate of a Beneficiary is a Petitioning Creditor.

      "Certificate of Title" means a title search or report provided by a title insurance company or agency licensed to do business in the state where the Leased Interests are located.

      "Citadel Cinemas" means Citadel Cinemas, Inc., a Nevada corporation, and its successors and assigns.

      "Covered Asset" means any material component of real estate comprising the Leased Interests and the Sutton & Murray Hill Fees, if to be transferred as herein described.

      "Cure" (including grammatical alternatives thereof) means (i) the removal of the Lien or Title Impairment in question, either of record or by arrangement for the title company insuring the interest of the transferee to "omit" the Lien or Title Impairment in question, or (ii) the causing of the title company involved to insure against collection or to insure against loss or forfeiture of title with respect to the Lien or Title Impairment in question, provided, that, in the case of a Cure described in clause (ii) hereof, the title company must agree to "omit" such Lien or Title Impairment in question in connection with any mortgagee title insurance policy with respect to any third party financing.

      "Designated Payments" means the amounts (if any) required to be paid to satisfy the principal amount of the Nationwide Indebtedness.

      "Fee Option Agreement" has the meaning set forth in the recitals hereto.


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      "Fee Option Right" has the meaning set forth in the recitals hereto.

      "FeeSub" means Citadel Realty, Inc., a Nevada corporation, and its successors and assigns.

      "Final Order" means a judgment by a court of competent jurisdiction, not subject to further appeal or with respect to which the time to appeal has lapsed.

      "Insolvency or Liquidation Proceeding" means:

            (i) the entry of a decree or order for relief in respect of SHC by a court having jurisdiction in the premises, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of SHC or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law; or the commencement against SHC of an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law; or

            (ii) the commencement by SHC of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of SHC or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the taking of any action in furtherance of any of the foregoing;

provided, however, that, if any of the events described in clauses (i) and (ii) of this definition shall arise as a result of a Tenant Event, then such an event shall not constitute an Insolvency or Liquidation Proceeding.

      "Lease Agreement" has the meaning set forth in the recitals hereto.

      "Leased Interests" has the meaning set forth in the recitals hereto.

      "Lease Option" has the meaning set forth in the recitals hereto.

      "Nationwide Accrual" means interest on the principal of the Nationwide Indebtedness (i) relating to any period in respect of which either (A) Citadel Cinemas has failed to pay any amount of Basic Rent or Additional Rent (each as defined in the Lease Agreement) or (B) as a result of the failure by Citadel Cinemas to perform any of its obligations under the Lease Agreement or any of the Other Lease Documents, SHC has applied Basic Rent received by it to perform such obligations, in each case under clause (A) or (B) limited to the lesser of
(x) the amount which Citadel Cinemas has failed to so pay or the amount which SHC has so applied, as the case may be, and (y) the amount of


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such interest, or (ii) which remains unpaid and accruing on such principal (or, but for the filing of a Beneficiary Proceeding, that would have accrued on such principal) during the pendency of a Beneficiary Proceeding if there is a Bad Faith Determination with respect to such Beneficiary Proceeding.

      "Permitted Liens" means the following Liens and other matters affecting the title of any Leased Interest: (i) Liens securing the payment of taxes, assessments and other governmental charges or levies which are not yet delinquent to the extent not the obligations of the Tenant pursuant to the Lease Agreement; (ii) Legal Requirements, zoning and planning restrictions, subdivision and platting restrictions, easements, rights-of-way, licenses, reservations, covenants, conditions, waivers, or restrictions on the use of any Covered Asset which exist on the date hereof and either are set forth in the title insurance policy delivered to Citadel Cinemas in connection with the Lease Agreement or are not disclosed therein; (iii) encroachments or irregularities of title none of which materially impairs the current use or value of the affected Theatre Property; (iv) the Liens created pursuant to the Nationwide Agreement, provided that the amount secured by such Liens shall not exceed the sum of (A) $11,300,000 or the principal amount of the Nationwide Indebtedness, whichever is less, and (B) the Nationwide Accrual, and provided, further, that the principal amount of the Nationwide Indebtedness secured by such Liens is paid with the applicable Designated Payment; (v) leases and licenses in effect with respect to any Theatre Property which are permitted by the Lease Agreement; (vi) mechanics' and materialmen's liens or Liens not disclosed in the title insurance policy and existing on the date hereof; (vii) exceptions to the title of any such Covered Asset as set forth in the title insurance policy delivered to Citadel Cinemas hereunder or in connection with the Lease Agreement; (viii) existing Liens listed on Exhibit A attached hereto; (ix) any Lien which is or results from a Tenant Event or is approved by the Tenant for purposes of the Lease Agreement;
(x) Liens, including Legal Requirements, zoning and planning restrictions, subdivision and platting restrictions and any of the matters affecting title, which result from acts of Governmental Authority from and after the date hereof not caused by or resulting from a Landlord Act; and (xi) such other or additional matters as may be approved in writing by Citadel Cinemas in its sole discretion.

      "Petitioning Creditor" with respect to any Insolvency or Liquidation Proceeding means the creditors that filed the petition to commence or otherwise commenced such Insolvency or Liquidation Proceeding.

      "Prepared" means that the Person in question is ready, willing and able to consummate the transaction in question, recognizing that such Person shall be Prepared to close even if such Person must satisfy typical closing conditions for a financing to provide a portion of the price so long as such Person can show its ability to comply with such conditions in the ordinary course.

      "SHC" means Sutton Hill Capital, L.L.C., a New York limited liability company and its successors and assigns, including without limitation any trustee in bankruptcy, receiver, debtor-in-possession, or other person or entity controlling any of the foregoing.

      "Sutton & Murray Hill Fees" has the meaning set forth in the recitals hereto.


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      "Sutton/Murray Hill Fee Option" has the meaning set forth in the recitals hereto.

      "Title Impairment" means a claim, charge or other matter affecting title to an Asset or interest therein, other than a Lien, which materially impairs the intended use or value of the Asset (or interest therein) in question excluding, however, the matters affecting title as of the date hereof, the Site Leases and the terms and conditions thereof and matters which constitute Tenant Events.

      2.(a) (i) If, at the time title to the Leased Interests is to be conveyed by SHC to or as directed by Citadel Cinemas by reason of the timely and proper exercise of the Lease Option (or if, at the time notice of such exercise would be required to be given, such timely and proper exercise is stayed by an Insolvency or Liquidation Proceeding), title to any Covered Asset shall be subject to a Lien other than a Permitted Lien or to a Title Impairment and provided the Beneficiaries are able to provide to the Guarantors evidence reasonably satisfactory to the Guarantors that the respective Beneficiaries are then Prepared to close, then the Guarantors shall be obligated to pay, bond, or otherwise Cure such Lien and to Cure such Title Impairment.

            (ii) Not less than ten days prior to the date of the anticipated transfer described in paragraph (i) of this Section 2, Citadel Cinemas shall deliver to the Guarantors a Certificate of Title with respect to the asset or assets to be transferred indicating whether or not any Liens encumbering such title constitute Liens other than Permitted Liens and whether there exist any Title Impairments, together with evidence that Citadel Cinemas is then Prepared to close as aforesaid. At the Closing (as such term is defined in the Lease Agreement), the Guarantors shall have the right to instruct the transferee to pay, to or as the Guarantors may direct, any excess of the cash amount paid by Citadel Cinemas as part of the Acquisition Cost (such cash amount having given effect to any offsets to which Citadel Cinemas is entitled) over that amount necessary to satisfy Designated Payments.

      (b)(i) If, at the time title to the Sutton & Murray Hill Fees is to be conveyed to or as directed by FeeSub by reason of the timely and proper exercise of the Fee Option Right (or if, at the time notice of such exercise would be required to be given, such timely and proper exercise is stayed by an Insolvency or Liquidation Proceeding), title to any part of the Sutton & Murray Hill Fees shall be subject to a Lien or to a Title Impairment, in either case arising solely from or relating to any action or omission by SHC or an Affiliate which is not a Tenant Event and provided the Beneficiaries are able to provide to the Guarantors evidence reasonably satisfactory to the Guarantors that the respective Beneficiaries are then Prepared to close, then the Guarantors shall be obligated to pay, bond, or otherwise Cure such Lien and to Cure such Title Impairment.

            (ii) Not less than ten days prior to the date of the anticipated transfer described in paragraph (b)(i) of this Section 2, FeeSub shall deliver to the Guarantors a Certificate of Title with respect to the asset or assets to be transferred indicating whether or not any Liens encumbering such title constitute such Liens other than Permitted Liens and whether there exist any such Title Impairments, each as described in paragraph (b)(i) of this Section 2, together with evidence of FeeSub's ability to close as aforesaid.


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      (c) If by reason of the occurrence of an Insolvency or Liquidation
Proceeding, (i) SHC shall fail to convey or cause to be conveyed title to any of the Leased Interests, at the time provided in the Lease Agreement, (ii) Citadel Cinemas shall be stayed from exercising the Lease Option on a timely basis,
(iii) SHC shall fail to cause the Sutton/Murray Hill Fee Option to be exercised on a timely basis or to cause the Sutton & Murray Hill Fees to be delivered to or as directed by FeeSub at the time provided in the Sutton/Murray Hill Fee Option and the Fee Option Agreement, or (iv) FeeSub shall be stayed from exercising the Fee Option Right on a timely basis, then, provided all conditions to such transfer or exercise, as the case may be, which then should have been satisfied by Citadel Cinemas or FeeSub, as the case may be, have been satisfied (excluding, however, those conditions which could not have been satisfied by reason of such Insolvency or Liquidation Proceeding), the Guarantors shall cause such Insolvency or Liquidation Proceeding to be terminated or otherwise to be resolved as promptly as practicable and in a manner such that, or take such other actions as may be necessary so that, the applicable transaction can be consummated in accordance with its terms. Any such action may include causing SHC to apply to any liability or claim, or distribute to its member for application to any liability or claim of, funds available or to be available to SHC in connection with consummation of the applicable transactions or otherwise, after payment of any obligations owing by it to either Beneficiary or any Affiliates of either Beneficiary. All times referred to in this Section 2(c) shall be determined without regard to any additional time that may be permitted or authorized under any statute or order entered in or applicable to such Insolvency or Liquidation Proceeding.

      (d) Any provisions of subsection 2(c) or Section 3 hereof to the contrary notwithstanding, if an Insolvency or Liquidation Proceeding is a Beneficiary Proceeding, then (i) each of the Beneficiaries shall defer claims or actions hereunder against either of the Guarantors and the exercise of its rights pursuant to said Section 3 until the earliest of (A) the issuance of a Final Order in connection with such Insolvency or Liquidation Proceeding precluding, or with the result of precluding, the consummation of the Closing with respect to the transfer of the Leased Interest or the Sutton & Murray Hill Fees, as the case may be, or otherwise declaring as null and void or otherwise unenforceable the Lease Option or the Fee Option Agreement (assuming in any such instance that the applicable Beneficiary had properly exercised its rights pursuant to the Lease Option or the Fee Option Agreement, as applicable, or had been stayed from so doing by reason of the filing of the Insolvency or Liquidation Proceeding),
(B) the rejection of the Lease Option or the Fee Option Agreement as an executory obligation of SHC, (C) the issuance of a Final Order inconsistent with a Bad Faith Determination, (D) 30 days after such Insolvency or Liquidation Proceeding is dismissed, (E) such Insolvency or Liquidation Proceeding is converted, (F) a plan is confirmed in any such Insolvency or Liquidation Proceeding (unless such plan provides for the consummation of the Closing of the transfer of the Leased Interest or the Sutton & Murray Hill Fees, or both, as the case may be), and (G) the termination of the term of the Lease Agreement (after giving effect to any extension of the Lease Term, so long as the periods to exercise and consummate the transactions contemplated by the Lease Option and Fee Option Agreement have also been extended for the same period) and (ii) any statute of limitations or similar defense applicable to such deferred claims or actions against the Guarantors hereunder is deemed tolled during such Insolvency or Liquidation Proceeding; provided, however, that, if a Bad Faith Determination is issued with respect to such


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Beneficiary Proceeding, then the statute of limitations and similar defenses will not be deemed tolled.

      3. In the event the Guarantors do not timely perform any of the above obligations, any Beneficiary may, after written demand to perform has been served upon the Guarantors and the Guarantors have been given 15 days to perform, perform said obligations at the Guarantors' sole cost and expense; provided, however, that no Beneficiary shall exercise its option to perform said obligations for up to 90 days if within said 15-day period the Guarantors have commenced to perform the obligation or obligations in question and thereafter to the reasonable satisfaction of such Beneficiary continue to perform such obligation or obligations with reasonable diligence; and provided, further, that such 15-day period, and the preceding proviso, shall not apply if such Beneficiary reasonably concludes that delay in exercising its right hereunder would materially and adversely affect the ability of the parties to consummate the closing on a timely basis in accordance with the Lease Agreement or the closing of the transfer of the Sutton & Murray Hill Fees in accordance with the Fee Option Agreement or the Sutton/Murray Hill Fee Option. The Beneficiaries' exercise of or failure to exercise their rights under this Section 3 shall not relieve the Guarantors of their obligations under this Agreement. The Guarantors shall, upon written demand from a Beneficiary, reimburse such Beneficiary for all costs, including reasonable attorney's fees and out-of-pocket expenses, and all liabilities incurred by such Beneficiary by reason of the foregoing, with interest thereon at the Reimbursement Rate.

      4. The obligations, covenants, agreements and duties of the Guarantors under this Agreement shall in no way be affected or impaired by reason of the occurrence from time to time of any of the following with respect to the Lease Agreement, the Fee Option Agreement or this Agreement, even though notice may not have been given to, or received from, the Guarantors or the further consent of either Guarantor thereto may not have been obtained: (a) any amendment, modification, waiver or termination of or supplement to the Lease Agreement, or the Fee Option Agreement or any agreement, instrument or document executed or delivered pursuant thereto or in connection therewith (collectively the "Documents"); (b) the validity or enforceability of any of the Documents; or (c) any exercise or non-exercise of any right, power or remedy under or in respect of any of the Documents or arising at law.

      5. Except as expressly set forth herein, the agreements of each of the Guarantors set forth in this Agreement constitute the absolute, present, primary, continuing, irrevocable, unlimited and unconditional obligations of the Guarantors in accordance with the terms hereof, without limitation, and are not conditioned or contingent upon any effort to attempt to seek payment or performance from the other Guarantor or any other person or entity (whether or not pursuant to this Agreement) or upon any other condition or contingency; provided, however, that nothing herein shall obligate the Guarantors hereunder if Citadel Cinemas or FeeSub, as applicable, shall fail to satisfy the conditions for proper and timely exercise of the Lease Option or the Fee Option Right, as applicable (excepting only those conditions which cannot reasonably be satisfied by reason of an Insolvency or Liquidation Proceeding). The obligations of the Guarantors set forth herein constitute full recourse obligations of each Guarantor enforceable against him to the full extent of all his assets and properties, notwithstanding any provision in the Lease Agreement or Fee Option Agreement


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limiting the liability of any Person. Without limiting the foregoing, it is agreed and understood that repeated and successive demands for performance hereunder may be made and this Agreement shall remain in full force and effect and shall apply to each and every subsequent event to which it applies by its terms. The Guarantors assume full responsibility for being and staying informed as to all facts and circumstances bearing upon the risk of nonperformance of the obligations guaranteed hereunder, and the Guarantors agree that the Beneficiaries shall have no obligation to advise the Guarantors or any of them of information known to the Beneficiaries regarding such condition or any other circumstance.

      6. The Guarantors irrevocably waive (i) any and every right they may have to injunctive relief, (ii) any and every right they may have to have any suit, action or proceeding brought by the Beneficiaries on this Agreement consolidated with any other or separate suit, action or proceeding, and (iii) the right, in such suit, action, proceeding or counterclaim, to interpose any counterclaims (except to the extent that such counterclaims are compulsory and may not be brought in a separate action) or setoffs of any kind or description.

      7 Except as to applicable statutes of limitation, no delay on the part of any Beneficiary in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder or the failure to exercise same in any instance preclude other or further exercise thereof or the exercise of any other power or right; nor shall any Beneficiary be liable for exercising or failing to exercise any such power or right. The rights and remedies hereunder expressly specified are cumulative and not exclusive of any rights or remedies which any Beneficiary may or will otherwise have.

      8 The obligations of the Guarantors hereunder shall be joint and several obligations.

      9 In case any Document or obligation thereunder shall be terminated or rejected by any trustee, receiver or liquidating agent of SHC or any of its properties in any Insolvency or Liquidation Proceeding, the Guarantors' obligations hereunder shall continue to the same extent as if such Document had not been so rejected or terminated. The Guarantors agree that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance by SHC is rescinded or must otherwise be returned as a result of any Insolvency or Liquidation Proceeding.

      10 The obligations of the Guarantors hereunder shall not be subject to any counterclaim, setoff, deduction or defense (other than payment, performance or affirmative discharge, release or termination of this Agreement by the Beneficiaries in writing) based upon any claim the Guarantors or SHC may have against any Beneficiary (except for claims that may not be asserted in a separate action or proceeding) or the Guarantors may have against SHC or any other Person and shall remain in full force and effect without regard to, and shall not be released, discharged, reduced or in any way affected by, any circumstance or condition (whether or not the Guarantors shall have any knowledge or notice thereof) whatsoever which might constitute a legal or equitable discharge or defense; provided, however, that the Guarantors shall not be precluded from asserting, whether by way of defense or otherwise, the failure by Citadel Cinemas or FeeSub, as applicable, to satisfy the conditions to the proper and timely exercise of the Lease Option or the Fee Option Right, as the case


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may be (excepting those conditions which could not be so satisfied by reason of an Insolvency or Liquidation Proceeding).

      11 Except as specifically provided herein, the Guarantors unconditionally waive: (a) notice of any of the matters referred to in Section 4 or 10 hereof;
(b) all notices which may be required by statute, rule of law or otherwise to preserve any rights against the Guarantors hereunder, including notice of the acceptance of this Agreement; (c) except as otherwise specifically set forth herein, any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of any Document, including diligence in collection or protection of or realization upon any obligations or any part thereof or any collateral therefor; (d) any requirement of diligence;
(e) any requirement to mitigate the damages resulting from a default under any Document, except that this shall not relieve the Beneficiaries of any such obligation; or (f) the occurrence of every other condition precedent to which the Guarantors or SHC may otherwise be entitled, except as provided in any Document.

      12 Any Beneficiary may, at its election, exercise any right or remedy it might have against SHC or any security held by such Beneficiary, including the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of the Guarantors hereunder, and the Guarantors waive any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of the Guarantors against SHC or any such security, whether resulting from such election by a Beneficiary or otherwise. The Guarantors waive any defense arising by reason of any disability or other defense of SHC (which may nevertheless be asserted in a separate action or proceeding against the Beneficiaries or any other party), or by reason of the cessation from any cause whatsoever of the liability, either in whole or in part, of SHC to a Beneficiary (other than as a result of payment, performance or affirmative discharge, release or termination of this Agreement by the Beneficiaries).

      13 The Guarantor understands that the Beneficiaries' exercise of certain rights and remedies contained in the Documents may affect or eliminate the Guarantors' rights of subrogation against SHC and that the Guarantors may therefore incur partially or totally nonreimbursable liability hereunder; nevertheless, the Guarantors hereby authorize and empower the Beneficiaries to exercise, in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

      14 Each Guarantor represents and warrants to the Beneficiaries that, as to himself, the following statements are true and correct in all material respects as of the date hereof:

            (a) Guarantor has full power and authority to execute, deliver and perform its obligations under this Agreement. No consent of any other person, and no authorization of, notice to, or other act by or in respect of the Guarantor by or with any Governmental Authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforceability of this Agreement may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity.

            (b) Neither the execution, delivery or performance by the Guarantor of this Agreement will violate any provision or any existing Law applicable to the Guarantor or any order or decree applicable to the Guarantor of any court, arbitrator or governmental authority, or of any mortgage, indenture, lease, contract or other agreement or undertaking to which the Guarantor is a party or by which the Guarantor or any of his properties or assets is bound, or will result in the creation or imposition of any lien, charge, encumbrance or security interest on any of the properties or assets of the Guarantor pursuant to the provisions of any of the foregoing.

            (c) There is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or threatened in writing against or affecting the Guarantor or any property or rights of the Guarantor or questioning the enforceability of this Agreement which, if adversely determined, could reasonably be expected to have a material adverse effect on (a) the business, assets, properties, revenues, financial condition, operations or prospects of the Guarantor or (b) the ability of the Guarantor to perform its obligations under this Agreement in a timely manner.

      15 In no event shall the Guarantors have any liability to any Beneficiary hereunder for any lost or prospective profits or any other special, punitive, exemplary, consequential, incidental or indirect losses or damages (in tort, contract or otherwise). The parties further agree that no claim for direct damages by a party hereunder shall include any amounts for which such party has been reimbursed or is entitled to be reimbursed under any insurance required to be obtained under the Lease Agreement or acquired in connection therewith.

      16 Except as provided in the last sentence of Section 9 hereof, this Agreement, and the obligations of the Guarantors hereunder, shall expire, terminate and be of no further force and effect on and after the earlier of the end of the Initial Term or the date of the Closing provided SHC complies with its obligations in respect thereof.

      17 The Guarantor will not exercise any rights which it may acquire by way of subrogation hereunder, by any payment made hereunder or otherwise, until all of the obligations of SHC to the Beneficiaries under the Documents have been indefeasibly paid in full in cash and performed in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of such obligations shall not have been paid in full in cash, such amount shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid as provided herein to be credited and applied upon such obligations, in accordance with the terms of the Documents.

      18 All covenants and agreements made herein and in statements or certificates delivered pursuant hereto shall survive any investigation or inspection made by or on behalf of the Beneficiaries and shall continue in full force and effect until all of the obligations of the Guarantors under this Agreement shall be fully performed in accordance with the terms hereof.

      19 THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK. THE GUARANTORS AGREE THAT, TO THE MAXIMUM EXTENT PERMITTED BY THE LAWS OF THE STATE OF NEW YORK, THIS AGREEMENT, AND THE RIGHTS AND DUTIES OF THE GUARANTORS HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) IN ALL RESPECTS, IN RESPECT OF ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

      20 EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS, FOR HIMSELF AND HIS PROPERTIES, TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT HE IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURT. THIS SUBMISSION TO JURISDICTION IS NONEXCLUSIVE AND DOES NOT PRECLUDE ANY BENEFICIARY FROM OBTAINING JURISDICTION OVER THE GUARANTORS IN ANY COURT OTHERWISE HAVING JURISDICTION.

      21 TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK.

      EACH GUARANTOR AND EACH BENEFICIARY EXPRESSLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM

RELATED TO THIS AGREEMENT. THE GUARANTORS AND BENEFICIARIES ACKNOWLEDGE THAT THE PROVISIONS OF SECTIONS 19, 20 AND 21 HAVE BEEN BARGAINED FOR AND THAT THEY HAVE BEEN REPRESENTED BY COUNSEL IN CONNECTION THEREWITH.

      22 All notices or other communications required or permitted to be given hereunder shall be deemed to have been satisfactorily given or served for all purposes when sent by United States registered mail, return receipt requested, postage prepaid as follows:

                           If to the Guarantors:

                           Michael R. Forman
                           120 North Robertson Boulevard
                           Los Angeles, California 90048

                           James J. Cotter
                           120 North Robertson Boulevard
                           Los Angeles, California 90048

      With a copy of all notices under this Section 22 to a Guarantor to be simultaneously sent to the following addresses:

                           Howard Peskoe, Esq.
                           Whitman Breed Abbott & Morgan LLP
                           200 Park Avenue
                           New York, New York 10166

If to Citadel Cinemas:

                           Citadel Cinemas, Inc.
                           550 South Hope Street
                           Suite 1825
                           Los Angeles, CA 90071
                           Facsimile: (213) 239-0548
                           Attention: President

If to FeeSub:

                           Citadel Realty, Inc.
                           550 South Hope Street
                           Suite 1825
                           Los Angeles, CA 90071
                           Facsimile: (213) 239-0548
                           Attention: President

With a copy of all notices under this Section 22 to a Guarantor to be simultaneously sent to the following addresses:

                           Michael Margulis, Esq.
                           Duane, Morris & Heckscher LLP
                           380 Lexington Avenue
                           New York, New York 10168

or to such other address with respect to any party as such party or holder shall notify the other in writing. All such notices shall be deemed given three (3) Business Days after delivery to the United States Post Office registry clerk.

      23 This Agreement shall bind the Guarantors and their respective successors and assigns and shall inure to the benefit of the Beneficiaries and their respective successors and assigns (including, without limitation, (a) any successor to Citadel Cinemas as tenant under the Lease Agreement, and (b) any person to whom FeeSub shall assign the Fee Option Right).

      24 This instrument represents the entire agreement between the parties with respect to the subject matter hereof and may not be modified or amended except by a writing duly executed by the party sought to be charged.

      25 Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any particular party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words so used as to fairly accomplish the purposes and intentions of all parties hereto.

      26 In the event that a Beneficiary for any reason whatsoever shall deem it necessary to refer this Agreement to an attorney for the enforcement thereof or of any rights hereunder, by suit or otherwise and prevails therein, there shall be immediately due from the Guarantors to such Beneficiary, in addition to the sums due and payable hereunder, reasonable attorneys' fees and disbursements, together with all costs and expenses of such action, which costs, expenses, fees and disbursement shall be deemed part of the obligation hereunder. If such Beneficiary initiates such legal action and does not prevail in such action, the Guarantors shall be entitled to recover from such Beneficiary all of such costs incurred by Guarantors in connection therewith.

      27 In the event that any provision of this Agreement or the application thereof to a Guarantor or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall same affect the validity or enforceability of any other provision of this Agreement.

      28 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

      IN WITNESS WHEREOF, this Agreement was duly executed and delivered by the undersigned as of the 28th day of July, 2000.

                                            CITADEL CINEMAS, INC.

                                            By:     /s/ Andrzej Matyczynski
                                                --------------------------------
                                                Name: Andrzej Matyczynski
                                                Title: Chief Financial Officer


                                            CITADEL REALTY, INC.

                                            By:     /s/ Andrzej Matyczynski
                                                --------------------------------
                                                Name: Andrzej Matyczynski
                                                Title: Chief Financial Officer


                                            GUARANTORS:

                                                    /s/ James J. Cotter
                                            ------------------------------------
                                                    James J. Cotter

                                                    /s/ Michael R. Forman
                                            ------------------------------------
                                                    Michael R. Forman


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